UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2019

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2019, MicroStrategy Incorporated (the “Company”) announced the election of Lisa Mayr as its Senior Executive Vice President & Chief Financial Officer, effective as of her start date with the Company (the “Start Date”), which is expected to be on or about November 4, 2019. Ms. Mayr will succeed Phong Le, who has served as the Company’s Chief Financial Officer since 2015. As previously disclosed, Mr. Le will continue serving as the Company’s Chief Financial Officer until the Start Date, after which Mr. Le will continue as the Company’s Senior Executive Vice President & Chief Operating Officer.

Ms. Mayr, age 52, served as chief financial officer of EverFi, Inc. (“EverFi”), a privately-held digital and interactive educational software company, from February 2018 to October 2019. From July 2013 to February 2018, she was with Blackboard, Inc., a privately- held global education technology company, where she served as vice president, finance before becoming chief financial officer in July 2016. Ms. Mayr served as treasurer of LivingSocial, Inc., a privately-held online marketplace, from June 2011 to July 2012. From May 2010 to June 2011, she was vice president, finance of GeoEye, Inc., a publicly-traded provider of geospatial information and insight (acquired by DigitalGlobe, Inc. in 2013). From April 2009 to May 2011, Ms. Mayr served as managing director and chief financial officer of Celtic Capital, a financial advisory services firm specializing in real estate, financial management, treasury, investor relations, strategic planning, transactions, and capital markets, which she co-founded. Ms. Mayr is a current board member of WorldStrides, a privately-held education travel company, and STEM for Her, a 501(c)(3) nonprofit foundation. She holds a Bachelor of Arts in Economics and International Relations from American University and an M.B.A. from Georgetown University.

Ms. Mayr’s annual base salary is $550,000 and she is eligible for an annual cash bonus with a target of $550,000, except that her annual discretionary bonus target will be $100,000 for 2019 and $250,000 for 2020. Ms. Mayr’s annual cash bonus payout will be determined by the Company’s Chief Executive Officer (“CEO”) based on the CEO’s subjective evaluation of Ms. Mayr’s performance during the applicable year in the context of general economic and industry conditions and Company performance. Ms. Mayr will receive an advance bonus payment of $300,000 in January 2020, recoverable by the Company if Ms. Mayr resigns from her employment with the Company, or is terminated with cause, within fourteen (14) months of the date of payment. The Company will also pay Ms. Mayr a one-time reporting bonus of $100,000, payable in the first pay period following the Start Date and recoverable by the Company if Ms. Mayr resigns from her employment with the Company, or is terminated with cause, within twelve (12) months of the Start Date. Management has also agreed to recommend to the Compensation Committee of the Company’s Board of Directors that it grant Ms. Mayr, following the Start Date, an option to purchase 60,000 shares of the Company’s class A common stock under the Company’s 2013 Stock Incentive Plan (as amended), with such option vesting in equal annual installments of 25% over a four-year vesting period and subject to acceleration upon a change of control event. Ms. Mayr is also entitled to perquisites and other personal benefits to which all other executive officers below the CEO level are entitled, as described in Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2019, which description is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1

Press release, dated October 29, 2019 (incorporated herein by reference to Exhibit 99.1 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 (File No. 000-24435)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2019	MicroStrategy Incorporated (Registrant)

	By:	/s/ Phong Le
	Name:	Phong Le
	Title:	Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer